U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): March 15, 2001


                       ALMOST COUNTRY PRODUCTIONS, INC.
            (Exact name of Registrant as Specified in its Charter)


         Nevada                    000-28339               84-1398342

(State or Other Jurisdiction  (Commission File Number)   (IRS Employer
    of Incorporation)                                     Identification No.)


       170 South Main St. #1050                         84101
       Salt Lake City, Utah

 (Address of Principal Executive Offices)            (Zip Code)


                                (801) 536-5000

             (Registrant's telephone number, including area code)

             7050 Union Park Ave, Suite 600, Midvale, Utah 84047

        (Former Name or Former Address, if Changed since Last Report)

ITEM 1.  Changes in Control of Registrant

      On March 15, 2001, Almost Country Productions, Inc. (The "Company" or the "Registrant") consummated the terms of a Stock Purchase Agreement between the Company and the shareholders of Real Estate Federation, Inc. ("REF"), a Utah corporation, under the terms of which the Company acquired all of the issued and outstanding shares of REF, in exchange for the issuance of a total
of 20,500,000 shares to the REF shareholders.   A complete description of the
transaction resulting in the change of control is set forth in Item 2 hereof. On March 15, 2001, the shareholders of REF exchanged all of the issued and outstanding shares of stock of REF, for 20,000,000 shares of common stock of the Company. This transaction resulted in the REF shareholders in the aggregate owning 98% of all of the issued and outstanding shares of stock of the Company giving them voting control of the Company. In addition, coincident with the acquisition, the existing management of the Registrant resigned and new directors, consisting of REF management, were appointed to the Board and management of the Company was changed resulting in a change in the operational and managerial control of the Company.

 The following table sets forth (i) the names of the executive officers, (ii) their ages as of the date of the change in control and (iii) the capacities in which they serve the Company:

Name                 Age            Position(s)                 Officer Since
-----                ----           ----------                  -------------
Thomas E. Wright      27            Chief Executive Officer,    March, 2001
                                    President, Director

Rick Craig            28            Chief Technical Officer,    March, 2001
                                    Chairman of Board

Carter L. Knapp       52            Executive Vice President,   March, 2001
                                    Director

      Mr. Wright has been the President and Chief Executive Officer of Real Estate Federation, Inc. since September, 2000. From April 1, 2000, to September, 2000, he was a Vice President, Marketing of Coldwell Banker Premier Realty, the Coldwell Banker affiliate in Salt Lake City, Utah. He was responsible for the marketing activities, which included print advertising, development of Internet marketing initiatives, and marketing research. From April 1, 1998 to October 1, 1999, he was Chief Operating Officer for Medical Realty Advisors, a privately owned commercial real estate company that specialized in the healthcare industry. Prior to his employment with Medical Realty Advisors, he was employed by General Mills, Incorporated in sales for major accounts and sales management for the California region. Mr. Wright holds a Bachelor of Arts degree in Russian and Marketing from the University of Utah.

      Mr. Craig has been Chairman of the Board and Chief Technical Officer of Real Estate Federation, Inc., since September, 2000. From April 15, 1998 to September 2000, he was engaged in the development of various privately held ventures dealing with web technologies servicing the real estate industry. Among them is Xvariant, Inc., which is currently a subsidiary of Real Estate Federation, Inc. From 1989-1998 he served in the United States Air Force and was awarded the Meritorious Service Medal for his participation in augmenting the Secret Service for the protection of President Clinton. He is a Desert
Storm combat veteran.  Through a special   military program in Germany he
obtained a Bachelors of Science degree in Computational Physics.

      Mr. Knapp has been Executive Vice President of Real Estate Federation, Inc. since September, 2000. From June, 1995 to September, 2000, Mr. Knapp was Senior Vice President of Coldwell Banker Premier Realty, a leading Coldwell Banker affiliate. He supervised the marketing, training, recruiting, relocation and office operations for the sales offices and agents in northern
Utah, Denver, and Las Vegas.   From October, 1989  to October, 1991, he was
Corporate Vice President with Help-U-Sell Corporation and during that time was involved in the sales efforts that increased the number of offices from 400 to
625. Mr. Knapp holds a Bachelor of Science degree in Speech Communications from the University of Utah.

      As of March 15, 2001, the individual ownership of management and those persons who own greater than 5% of the common stock of the Company, of record or beneficially, is set forth as follows:

______________________________________________________________________________
 (1)           (2)                          (3)                (4)
Title of       Name                         Amount             Percent
Class          and Address                  and Nature of      of Class
               of Beneficial                Beneficial
               Owner                        Ownership(1)
______________________________________________________________________________

Common         Calico, Ltd.                  6,200,000          29.35%
               PO Box 267
               Leeward Highway
               Providenciales
               Turks and Caicos Islands

Common         Thomas E. Wright (2)          4,400,000          20.83%

Common         Rick Craig (2)                4,950,000          23.44%

Common         Carter L. Knapp (2)             550,000           2.60%

Common         All Officers and Directors    9,900,000          46.87%
               as a group (3 persons)
_____________________

      (1) All shares are held of record or beneficially.

      (2) The address for each named individual is REF's business address at 170 S. Main Street, Suite 1050, Salt Lake City, Utah 84101

ITEM 2. Acquisition or Disposition of Assets

On March 15, 2001, Almost Country Productions, Inc. ("Company") completed the acquisition of Real Estate Federation, Inc. ("REF"), pursuant to s Stock Purchase Agreement (the "Agreement") between the Company and the shareholders of REF, dated as of March 15, 2001.

General

The Company acquired REF as a wholly owned subsidiary by issuing 20,500,000 shares of the Company's authorized common stock to the shareholders of REF in exchange for their interests in REF. The newly issued shares aggregate approximately 98% of the 21,121,100 presently issued and outstanding shares of the Company, and resulted in the change in control of the Company described above. At the closing of the acquisition, REF had no liabilities other than ordinary overhead expenditures, a real estate lease obligation, employment agreements with the three founders of REF, and a consulting agreement with another shareholder of REF. REF had no significant assets other than its intellectual property, copyrights, and computers used to deliver its service. It did, however, have a subscription agreement with one of its shareholders to provide up to $2,500,000 in capital funding over the next one year period. To date, approximately $750,000 has been received and utilized to commence REF business operations. The foregoing summary of the transaction is qualified in its entirely by reference to the Agreement, a copy of which is being filed as an exhibit to this report.

Business of REF

REF, a development stage company, was formed in August, 2000, to develop, market and manage an Internet based referral system for the residential real
estate industry.   REF is a start-up operation, and has incurred substantial
expenses undertaking its business model and implementing its marketing plant to date. It has generated only nominal revenue to date. The major change brought about by technology in the practice of real estate sales is access to real estate related information. The REF technology allows home buyers and sellers to review property listings that interest them through the Internet instead of relying on multiple listing services printed materials that were only available to agents. The Internet listings generally appear only on each individual real estate company's web sites or on the site of an aggregator of real estate listings. A potential buyer or seller must peruse all of the major companies' sites to locate a majority of the available product. A real estate brokerage company may spend a significant amount of marketing resources to drive people to its Internet site only to have the prospect visit the site and quickly move on leaving no trace of the prospect. Additionally, a prospect may visit the site of an aggregator and see a listing by a company, but have no direct contact with the real estate agent who has helped the prospect get to that point. The sales agent then finds that the prospect gravitates only to the listing agent with no referral fee or other compensation for the agent originally involved with the prospect.

      REF has developed the technology and Internet search engines that allows a real estate company to overcome the shortfalls of existing technology and still take advantage of the public's desire to have ready access to information. The REF referral system unifies the listings of independent brokerage firms enabling prospective buyers to view listings from many brokerage firms, but all on the web site of the brokerage company offering the information to REF. The integrity of each brokerage's listings is maintained in the system and the progress of each home buyer is monitored as he goes through the selection and closing process. If a prospect initially contacts the web site of a member of the federation, the prospect's initial information (name, address, contact numbers, desired price range, etc. ) is identified with the brokerage company ("Initiating Broker")that initially drew the prospect to the Internet and records all the properties viewed. If the prospect follows through with a housing purchase with any other member of the federation, the Initiating Broker generates a referral fee paid by the ultimate selling broker. The referral fee system is currently a standard in the industry, but the REF system allows the referral to be automatically tracked from the initial contact through the closing of a sales transaction with all parties aware of the obligation at all times in the process.

      In addition, and probably more important to the real estate brokerage companies, the REF system is designed to capture data about the prospect and stores it for follow up by the company's agents. Management believes the existence of qualified leads means more contact with interested and qualified buyers for the agents, which in turn generates more sales commissions. Both the agents and the brokerage company benefit from this collection of information. In practice, the first brokerage company to utilize the REF system experienced a significant increase in the number of qualified leads generated in the first two months of operation.

     Both the collection of information for lead generation and the tracking of referral fees, allow a brokerage company to allocate marketing resources to drive people to their site secure in the knowledge that a visit by a serious buyer will result in valuable information being captured. Prior to the introduction of the REF referral system a prospective buyer had either to visit each brokerage firm's custom site or visit the public side of the Multiple Listing Service, which only exists in a few of the larger markets. The REF system allows the real estate company that drives traffic to the selling broker to secure a referral fee which is not available in the case of driving traffic to the Multiple Listing Service. In addition, the REF system allows members of the federation to increase the effectiveness of the leads generated by visits to their web sites through capturing valuable information about the prospective buyer allowing the agents to follow up on leads the member would not otherwise be aware of

      To date REF has marketed its services to the real estate industry only through personal contact with larger brokerage companies. In November, 2000, REF attended the National Association of Realtors convention in San Francisco as an exhibitor. The service introduction was well received and resulted in numerous leads, which the REF principals have been working. In addition, marketing literature has been selectively mailed to the largest brokerage companies throughout the United States. These sales efforts and the follow up by REF principals has resulted in seventeen real estate brokerages in Utah, Florida, Oklahoma, New Jersey, Oregon and Nevada actually signing contracts to receive REF services. These client brokerages aggregate approximately ten thousand property listings. REF is currently in the process of loading data from these customers in its data base for delivery to the public via the Internet at its customers web sites.

      REF generates its revenue by receiving a percentage of referral fees generated by the REF system. It is entitled to 25% of the referral fees that result from sales of real estate listed by one REF customer and sold by another REF customer when the buyer or seller used the REF system during the sales process. This means that there must be more than one brokerage in an area using the REF system to actually generate revenue for REF. To date there is only one geographic area that actually has more than one brokerage actively using REF's service, which is in Utah. However, there is, however, more than one brokerage in all of the other areas enumerated above that has contracted for the REF system and as soon as each of those brokerages is able to complete the transfer of all of their sales listings to REF, REF will begin realizing revenue from sales resulting from the referrals generated from the REF system.

      The REF subsidiary, Xvariant, Inc., is a service company that provides web design, web development, and supporting web services to clients of REF and prospective customers of REF. The revenue generated by Xvariant are the result of fees charged by Xvariant for the services it provides. It has no employees who are not also employees of REF, including the REF principals, and its operations are consolidated with the Company's

Offices

      The executive offices of the Company have been relocated to REF's leased space located at 170 South Main Street, Suite 1050, Salt Lake City, Utah 84101. REF entered into a lease beginning in September, 2000, for a three year term. The lease covers approximately 2,700 square feet of office space at a rate of $ 4,615.88 per month. The Company has no other properties.

Legal Proceedings

      The Company has no legal proceedings.

Employees

      The Company currently employs nine people, including the principals, all at the Company's executive offices.

Employment Agreements

      REF has entered into employment agreements with Messrs. Wright, Craig and Knapp which provide for significant benefits, which contracts will become
obligations of the Company.    Mr. Wrights employment agreement provides for a
term that expires December 31, 2005 and for a monthly salary of $12,291.66 with adjustments related to profitability of the REF subsidiary, Xvariant.
The agreement also provides for the grant of stock options and bonuses to be earned by the employee in the event certain milestones are achieved by the Company in the initial year of REF operations and for vesting of the options over a three year period. If his employment is terminated by the Company without cause or terminated by Mr. Wright for good reason, he is entitled to termination benefits for the remainder of his contractual term.

      Mr. Craig's employment agreement provides for a term that expires December 31, 2005 and for a monthly salary of $12,291.66 with adjustments related to profitability of REF's subsidiary, Xvariant. The agreement also provides for the grant of stock options and bonuses to be earned by the employee in the event certain milestones are achieved by the Company in the initial year of REF operations, and for vesting of the options over a three year period. If his employment is terminated by the Company without cause or terminated by Mr. Craig for good reason, he is entitled to termination benefits for the remainder of his contractual term.

      Mr. Knapp's employment agreement provides for a term that expires December 31, 2005 and for a monthly salary of $8,750.00. The agreement also provides for the grant of stock options and bonuses to be earned by the employee in the event certain milestones are achieved by the Company in the initial year of REF operations and for vesting of the options over a three year period. If his employment is terminated by the Company without cause or terminated by Mr. Knapp for good reason, he is entitled to termination benefits for the remainder of his contractual term.

Consulting Agreement

      Applied Technology Consultants, Inc., ("ATC") a Nevada corporation, entered into a consulting agreement with REF under the terms of which it is paid $5,000 per month for a term of two years ending on August 31, 2003. In addition, ATC entered into an agreement under the terms of which it is entitled to a finder's fee for locating investment capital funding for the operations of REF. The commission is to be a percentage of the investment proceeds actually received by REF and is to be paid as such funds are received. The finder's fee percentage is 5% of the first million dollars received, 4% of the next million dollars received and 3% of any additional funds received. To date ATC has received $23,100 in finder's fees and $15,000 in consulting fees. Mr. Reed L Benson, who was an officer of the Company prior to the acquisition of REF, is also an officer and director of ATC.


Forward-Looking Statements.

This filing contains "forward-looking" statements including statements that describe the proposed operation of REF's referral service and additional equity investments. Any forward-looking statement, including those regarding the Company's current beliefs, expectations, anticipations, or plans, are not guarantees of future performance or results and involve risks and uncertainties. The forward-looking statements are based on present circumstances and on the Company's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and time than those now assumed or anticipated. Any forward-looking statements are made only as of the date of this report and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial statements of businesses acquired.

      (b) Pro forma financial information

      The following financial statements and pro forma financial information will be included in an amendment to this report to be filed as soon as practicable, but not later than sixty days after the due date for this report of Form 8-K:

          .      Audited Financial Statements of Real
                 Estate Federation, Inc.

          .      Unaudited Financial Statements of
                 REF for the period from January 1, 2001
                 to March 15, 2001.

          .      Unaudited Pro Forma Combined Financial
                 Statements of Almost Country Productions, Inc.
                 and Real Estate Federation, Inc., as of
                 March 31, 2001.

      (c) Exhibits

Exhibit
No.            Title of Document                             Location
------------   -----------------                             ----------
2.1            Stock Purchase Agreement between              To be filed
               Almost Country Productions, Inc. and          by amendment
               Real Estate Federation, Inc. dated as of
               March 15, 2001

*The exhibits to the Agreement are not included in the foregoing exhibits. The Registrant undertakes to furnish supplementally to the Commission copies of any omitted items on request.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                   Almost Country Productions, Inc.



Dated: March 30, 2001          By /s/ Thomas E. Wright
                                  ______________________________
                                      Thomas E. Wright
                                      President